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                                                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Bank United Corp. (formerly USAT Holdings Inc.) on Form S-1 of our report dated October 31, 1995 (except for Note 21, as to which the date is July 24, 1996), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
New York, New York
July 24, 1996